UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2013

SOURCEFIRE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-33350	52-2289365
(Commission File No.)	(IRS Employer Identification No.)

9770 Patuxent Woods Drive

Columbia, Maryland 21046

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 410-290-1616

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Martin F. Roesch as Interim Chief Executive Officer

In connection with the appointment of John C. Becker as the Chief Executive Officer of the Company as described in Item 5.02(c) below, effective April 8, 2013, Martin F. Roesch ceased serving as Interim Chief Executive Officer of the Company. Mr. Roesch will continue to serve as the Company’s Chief Technology Officer and a director.

(c)	Appointment of John C. Becker as Chief Executive Officer

The Board of Directors of the Company appointed John C. Becker as the Company’s Chief Executive Officer, effective April 8, 2013. There is no arrangement or understanding between Mr. Becker and any other person pursuant to which he was selected as an executive officer, and there is no family relationship between Mr. Becker and any of the Company’s directors or other executive officers.

Additional information about Mr. Becker is set forth below:

Mr. Becker, age 55, joined the Company’s Board of Directors in March 2008. Prior to his appointment as the Company’s Chief Executive Officer, he served as Chief Executive Officer of ScienceLogic, a provider of network monitoring software, from April 2012 through March 2013. Previously, Mr. Becker served as Chief Executive Officer of Approva Corporation, a provider of continuous controls monitoring software, from October 2008 until its acquisition by Lawson Software in September 2011. Prior to Approva, Mr. Becker served as Chief Executive Officer of Cybertrust, Inc., an information security services company, from November 2004 until its acquisition by Verizon Business in 2007. From November 2002 to November 2004, Mr. Becker was Chairman and Chief Executive Officer of TruSecure Corporation, an information security services company, which merged with Betrusted Holdings, Inc. to form Cybertrust. Beginning in 1995, Mr. Becker held a series of executive positions with AXENT Technologies, Inc., a publicly traded information security software and services company, and in 1997 was appointed as Chief Executive Officer of AXENT and became chairman of its board of directors in 1999, holding such positions until the sale of AXENT to Symantec Corporation in 2000. Mr. Becker serves on the Board of Directors of ScienceLogic. Mr. Becker also serves as the non-executive chairman of the board of Kemp Technologies, Inc., a privately held provider of application delivery controller and load-balancing solutions. Mr. Becker holds a Bachelor of Science degree in Business Administration from the University of Richmond.

In connection with Mr. Becker’s appointment as the Company’s Chief Executive Officer, the Company and Mr. Becker entered into an employment agreement effective April 8, 2013. The description of Mr. Becker’s employment arrangement set forth in Item 5.02(e) below is incorporated herein by reference.

(d)	Appointment of Kevin M. Klausmeyer as Director of the Company

On April 8, 2013, the Board of Directors (the “Board”) of the Company appointed Kevin M. Klausmeyer as a director of the Company. The Board also determined that Mr. Klausmeyer is an independent director with respect to his service on the Board and its committees. Mr. Klausmeyer will serve as a Class A director whose term will expire at the 2013 Annual Meeting of Stockholders. The Board also appointed Mr. Klausmeyer as a member and chairman of the Audit Committee of the Board and as a member of the Compensation Committee of the Board.

Additional information about Mr. Klausmeyer is set forth below:

Mr. Klausmeyer, age 54, served as Chief Financial Officer of The Planet, Inc., a provider of dedicated web hosting products and services, from August 2006 until February 2011. The Planet merged with Softlayer Technologies in November 2010. Before joining The Planet, Mr. Klausmeyer was Chief Financial Officer of RLX Technologies, a developer of management and provisioning software for utility computing environments, which was acquired by Hewlett-Packard in October 2005. Prior to RLX Technologies, Mr. Klausmeyer served as chief financial officer of PentaSafe Security Technologies, a provider of security management software solutions, which was acquired by NetIQ in December 2002. Mr. Klausmeyer also was Corporate Controller and Chief Accounting Officer of BMC Software for a period of six years and spent 13 years in public accounting with Arthur Andersen LLP. As a software finance professional, Mr. Klausmeyer was a member of the AICPA’s Software Revenue Recognition Taskforce from 1996 until its dissolution in 2005. Mr. Klausmeyer currently serves on the board of PHD Virtual, a privately held software company focused on virtual environments. From July 2003 to September 2012, he also served on the board of Quest Software. Mr. Klausmeyer graduated from the University of Texas with a BBA in accounting.

Mr. Klausmeyer will be compensated in accordance with the Company’s Non-Employee Director Compensation Policy. In addition, Mr. Klausmeyer was awarded 4,508 shares of restricted stock under the Company’s 2007 Stock Incentive Plan, with the number of shares being equal to $250,000 divided by the closing price of the Company’s common stock on April 8, 2013, the date of grant. The restricted stock will vest in three equal installments on the first, second and third anniversaries of the date of grant, subject to Mr. Klausmeyer’s continued service with the Company.

(e)	Employment Agreement with John C. Becker

In connection with his appointment as Chief Executive Officer, the Company entered into an employment agreement with Mr. Becker, effective April 8, 2013. The employment agreement has an initial four-year term expiring on April 8, 2017, with automatic one-year extensions each year thereafter, unless either party provides at least 90 days’ notice of its intention not to renew or the agreement is earlier terminated.

Mr. Becker’s base salary under the employment agreement is initially $460,000 per year, subject to increase, but not decrease, in the discretion of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”). Mr. Becker is eligible for a target annual bonus each fiscal year in an amount up to 100% of his annual base salary, in accordance with the Company’s annual incentive compensation plan for its executive officers (the “AIP”). The actual amount earned, if any, may be more or less than the target annual bonus, depending on the level of attainment of applicable goals.

The target annual bonus amount is divided into four equal quarterly target progress payment amounts. For 2013, progress payments are payable quarterly based on the achievement of three performance measures for the quarter: (i) the Company’s total revenue measured against its 2013 operating plan; (ii) the Company’s adjusted operating margin measured against its 2013 operating plan; and (iii) the Company’s total operating expenses measured against its 2013 operating plan. For 2013, the revenue performance component, the adjusted operating margin component and the operating expense performance component have weightings of 50%, 30% and 20%, respectively, of the total annual target bonus. Total annual target bonus payment amounts are calculated based on the achievement of the three performance measures for the full year 2013 measured against the Company’s 2013 operating plan. The annual target bonus payment amount is reduced by the amount of quarterly progress payments paid for the year. In no event, however, may the actual quarterly payout for any quarter exceed 90% of the quarterly target progress payment amount and in no event may the total of the quarterly progress payments and any additional year-end payment exceed 200% of the total annual target bonus. In addition, the Compensation Committee has the discretion to reduce or eliminate quarterly progress payments if it believes the annual performance objectives will not be met. Mr. Becker is not eligible for the progress payment for the first quarter of 2013. However, Mr. Becker’s target annual bonus for 2013 is not subject to proration and the annual bonus amount earned will be calculated based on the period January 1, 2013 through December 31, 2013.

Pursuant to the employment agreement, Mr. Becker will receive a non-qualified stock option under the Company’s 2007 Stock Incentive Plan (the “2007 Plan”), exercisable for 140,000 shares of the Company’s common stock (the “Initial Performance-Based Option”). The Initial Performance-Based Option will have a term of seven years and an exercise price equal to the closing price of the Company’s common stock on the date of grant. Of the shares exercisable under the Initial Performance-Based Option, (a) with respect to 46,666 of the shares underlying the option, 25% of such shares will vest 12 months after the date that the fair market value per share of the Company’s common stock equals or exceeds $60.00 for 10 consecutive trading days, and 3/48ths of the shares underlying the option will vest every third month thereafter; (b) with respect to 46,667 of the shares underlying the option, 25% of such shares will vest 12 months after the date that the fair market value per share of the Company’s common stock equals or exceeds $65.00 for 10 consecutive trading days, and 3/48ths of the shares underlying the option will vest every third month thereafter; and (c) with respect to 46,667 of the shares underlying the option, 25% of such shares will vest 12 months after the date that the fair market value per share of the Company’s common stock equals or exceeds $70.00 for 10 consecutive trading days, and 3/48ths of the shares underlying the option will vest every third month thereafter. Vesting of the Initial Performance-Based Option is subject to Mr. Becker’s continuous service with the Company as of the applicable vesting date.

Mr. Becker also will receive a non-qualified stock option under the 2007 Plan exercisable for 130,000 shares of the Company’s common stock (the “Initial Service-Based Option”). The Initial Service-Based Option will have a term of seven years and an exercise price equal to the closing price of the Company’s common stock on the date of grant. Of the shares exercisable under the Initial Service-Based Option, 25% of the shares will vest on the first anniversary of the date of grant, and 3/48ths of the shares will vest every third month thereafter, subject to Mr. Becker’s continuous service with the Company as of the applicable vesting date.

Mr. Becker also will receive an award of restricted stock units (“RSUs”) relating to 70,000 shares of the Company’s common stock (the “Initial Performance-Based RSUs”). The Initial Performance-Based RSUs are eligible for vesting in four equal annual installments beginning on the first anniversary of the date of grant. Subject to Mr. Becker’s continuous service with the Company as of the applicable vesting date, the number of RSUs eligible for vesting on each vesting date will vest based upon the Company meeting or exceeding specified annual financial objectives set by the Compensation Committee for such year. In the event the financial objectives for a particular year are not achieved, then the shares that otherwise would have vested on such vesting date will vest on the fifth anniversary of the grant date, subject to Mr. Becker’s continuous service with the Company as of such date.

Mr. Becker also will receive an award of RSUs relating to 60,000 shares of the Company’s Common Stock (the “Initial Service-Based RSUs”). The Initial Service-Based RSUs will vest in four equal annual installments of 25% on each of the first, second, third and fourth anniversaries of the date of grant, subject to Mr. Becker’s continuous service with the Company as of the applicable vesting date.

Mr. Becker is eligible to participate under the Company’s equity incentive plans and other employee benefit plans as in effect from time to time on the same basis as are generally made available to other senior executives of the Company.

In addition, the Company has agreed to use commercially reasonable efforts to provide Mr. Becker with supplemental life insurance with a coverage amount equal to $2,500,000 through a non-equity economic benefit regime split-dollar life insurance program, pursuant to which Mr. Becker can name the beneficiary under the policy under the terms and subject to the conditions set forth in the applicable split-dollar life insurance agreement.

In the event that Mr. Becker’s employment is terminated by the Company without Cause or by Mr. Becker for Good Reason (in each case as defined in the employment agreement), other than during the period beginning one month prior to and ending 13 months following a Change in Control (as defined in the employment agreement) then, subject to Mr. Becker entering into and not revoking a release in the form attached to the employment agreement, Mr. Becker will be entitled to receive: (i) severance payments equal to his then applicable base salary for a period of 12 months; (ii) any earned but unpaid annual target bonus under the AIP; (iii) continued participation in the Company’s health plan, or coverage at comparable cost, for 12 months either on a subsidized basis consistent with the level of subsidization prior to termination, or with the Company providing payments in an amount equal to the portion of the premiums that would otherwise be subsidized by the Company; and (iv) acceleration of 25% (or such lesser amount remaining unvested) of the number of options or shares originally subject to each outstanding stock option award, restricted stock award and restricted stock unit award made to Mr. Becker during his employment term.

In the event that Mr. Becker’s employment is terminated by the Company without Cause or by Mr. Becker for Good Reason during the period beginning one month prior to and ending 13 months following the consummation of a Change in Control, then, subject to Mr. Becker entering into and not revoking a release in the form attached to the employment agreement, Mr. Becker will be entitled to receive: (i) a lump-sum severance payment equal to 1.5 times his then applicable base salary and target bonus; (ii) any earned but unpaid target bonus under the AIP; (iii) continued participation in the Company’s health plan, or coverage at comparable cost, for 18 months either on a subsidized basis consistent with the level of subsidization prior to termination or with the Company providing payments in an amount equal to the portion of the premiums that would otherwise be subsidized by the Company; and (iv) full and immediate vesting of each outstanding stock option award, restricted stock award and restricted stock unit award made to Mr. Becker during his employment term.

The foregoing description of Mr. Becker’s employment agreement is not complete and is qualified in its entirety by reference to the employment agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Following his appointment as Chief Executive Officer, Mr. Becker will continue as a member of the Board of Directors of the Company. Mr. Becker will no longer be separately compensated for his service as a director under the Company’s director compensation policy. Mr. Becker will retain all equity awards previously granted in connection with his service as a director of the Company, and such awards will continue to vest in accordance with their original terms.

Item 8.01.	Other Events.

On April 8, 2013, the Company issued a press release announcing the appointment of Mr. Becker as Chief Executive Officer of the Company and the appointment of Mr. Klausmeyer as a director of the Company. A copy of this press release is filed herewith as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Employment Agreement of John C. Becker

99.1	Press Release of Sourcefire, Inc., dated April 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2013	SOURCEFIRE, INC.

	By:	/s/ Todd P. Headley
Todd P. Headley
Chief Financial Officer

S-1

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement of John C. Becker

99.1	Press Release of Sourcefire, Inc., dated April 8, 2013

E-1